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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 22, 2004

WESTERN GAS RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10389	84-1127613
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1099 18th Street, Suite 1200, Denver, Colorado		80202
(Address of Principal Executive Offices)		(Zip Code)

(303) 452-5603
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

        On July 22, 2004, Western Gas Resources, Inc. issued a press release announcing that it had signed a purchase and sale agreement to purchase certain oil and gas assets in the San Juan Basin of New Mexico from an undisclosed seller for approximately $82.2 million.

        The press release is attached as an exhibit to this Form 8-K and incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c)
Exhibit:

99
Press release, dated July 22, 2004, announcing purchase of San Juan Basin Assets.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN GAS RESOURCES, INC. (Registrant)
Date: July 22, 2004	By:	/s/ WILLIAM J. KRYSIAK Name: William J. Krysiak Title: Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
99	Press release, dated July 22, 2004, announcing purchase of San Juan Basin Assets.

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  Item 5. Other Events
  Item 7. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX